Exhibit 99.1

Oaktree Capital Group, LLC Announces Third Quarter 2012 Financial Results

As of or for the quarter ended September 30, 2012:

•	Assets under management were $81.0 billion and management fee-generating assets under management were $66.2 billion, up from $73.0 billion and $63.4 billion, respectively, as of September 30, 2011.

•

Adjusted net income was $157.7 million on segment revenues of $304.6 million, as compared with $3.3 million of ANI on segment revenues of $121.2 million for the third quarter of 2011. For the nine months ended September 30, 2012, ANI of $496.9 million and segment revenues of $963.9 million represented gains of 41% and 22%, respectively, over the prior year’s corresponding amounts.

•	Per Class A unit, the quarter’s fee-related earnings were $0.40, distributable earnings were $0.70, adjusted net income was $0.88 and economic net income was $2.22.

•	GAAP net income attributable to Oaktree Capital Group, LLC was $25.2 million.

•	Oaktree declares a quarterly distribution of $0.55 per Class A unit.

LOS ANGELES, CA. November 6, 2012 - Oaktree Capital Group, LLC (NYSE: OAK) today reported its unaudited financial results for the quarter ended September 30, 2012.

For the third quarter of 2012, adjusted net income (“ANI”) was $157.7 million on segment revenues of $304.6 million, as compared with ANI of $3.3 million on segment revenues of $121.2 million for the third quarter of 2011, when financial markets fell sharply. Management fees, incentive income and investment income each rose as compared with the year-earlier quarter. Management fees produced fee-related earnings of $73.0 million, which together with net incentive income and receipts of investment income generated the quarter’s distributable earnings of $120.4 million and distribution of $0.55 per Class A unit.

Howard Marks, Chairman, said, “The third quarter demonstrated again Oaktree’s ability to deliver strong financial results that generate cash for our unitholders. Building on the investment success that underlies these results, as well as our expertise in credit, we’re focused on exciting opportunities ahead in real estate, emerging markets, corporate credit and distressed debt.”

In addition to ANI, Oaktree calculates economic net income (“ENI”) to facilitate comparability with other alternative asset managers that use ENI as their profit measure. Unlike ANI, ENI measures incentive income based on current market values, not realizations. ENI for the third quarter of 2012 was $368.0 million, including incentives created (fund level), net of compensation expense, of $247.0 million.

GAAP-basis results for the quarter ended September 30, 2012 included net income attributable to Oaktree Capital Group, LLC of $25.2 million.

During the third quarter, Oaktree held first closings for two new closed-end funds: Oaktree Real Estate Opportunities Fund VI, L.P. (“ROF VI”) and Oaktree Enhanced Income Fund, L.P. (“EIF”). ROF VI has committed capital today of $255 million, which is expected to grow to at least $1.5 billion by the time fund raising is completed next year. To date, Oaktree has raised over $500 million of equity and debt for EIF, which invests in senior loan assets on a leveraged basis. EIF is expected to reach a total fund size of approximately $1.5 billion, including leverage, over the next few months. Investment periods for both funds commenced in September 2012.

Oaktree’s newest distressed debt fund, Oaktree Opportunities Fund IX, L.P. (“Opps IX”), has held its final closing and is expected to have total committed capital of $5.0 billion. Opps IX has not yet commenced its investment period, and thus it is not yet included in management fee-generating assets under management or incentive-creating assets under management. Oaktree has just begun marketing Oaktree Emerging Market Opportunities Fund, L.P., which will invest in distressed emerging market corporate debt. This new fund is expected to hold its first closing in the first quarter of 2013.

The table below presents unaudited: (a) fee-related earnings, distributable earnings, adjusted net income and economic net income, in each case for both the Operating Group and per Class A unit; and (b) assets under management and accrued incentives (fund level) data. Please refer to the Glossary for certain definitions.

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)

Segment Results:
Fee-related earnings	$73,049	$79,614	$235,539	$235,436
Fee-related earnings-OCG per Class A unit	0.40	0.39	1.22	1.08
Distributable earnings	120,363	109,385	434,047	439,112
Distributable earnings-OCG per Class A unit	0.70	0.52	2.42	2.23
Adjusted net income	157,732	3,301	496,874	351,677
Adjusted net income-OCG per Class A unit	0.88	(0.01)	2.67	1.82
Economic net income	368,000	(443,264)	750,028	52,298
Economic net income-OCG per Class A unit	2.22	(2.56)	4.28	0.21

Operating Metrics:

Assets under management (in millions):
Assets under management	$80,967	$73,010	$80,967	$73,010
Management fee-generating assets under management	66,171	63,367	66,171	63,367
Incentive-creating assets under management	37,071	33,626	37,071	33,626
Uncalled capital commitments	13,262	12,376	13,262	12,376
Accrued incentives (fund level):
Incentives created (fund level)	446,401	(745,113)	702,447	(277,663)
Incentives created (fund level), net of associated incentive income compensation expense	246,960	(426,574)	405,806	(151,148)
Accrued incentives (fund level)	2,138,553	1,517,277	2,138,553	1,517,277
Accrued incentives (fund level), net of associated incentive income compensation expense	1,280,865	867,204	1,280,865	867,204

Note: Oaktree discloses in this earnings release certain financial measures, including fee-related earnings, fee-related earnings-OCG per Class A unit, distributable earnings, distributable earnings-OCG per Class A unit, adjusted net income, adjusted net income-OCG per Class A unit, economic net income and economic net income-OCG per Class A unit, that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”). Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented in Exhibit A. All information in this earnings release gives effect to the conversion of previously outstanding 13,000 Class C units into Class A units on a one-for-one basis before the initial public offering of Class A units.

Operating Metrics

Assets under management

Assets under management (“AUM”) grew to $81.0 billion as of September 30, 2012, as compared with $78.7 billion as of June 30, 2012 and $73.0 billion as of September 30, 2011. The $2.3 billion increase in the third quarter of 2012 primarily reflected $3.2 billion in market-value gains and $0.7 billion in new capital commitments to closed-end funds, less $1.6 billion of distributions to investors in closed-end funds.

The $8.0 billion increase since September 30, 2011 was attributable primarily to market-value gains of $10.7 billion and new capital commitments of $7.5 billion to closed-end funds, partially offset by distributions of $8.5 billion to investors in closed-end funds and $1.3 billion in aggregate net outflows from open-end and evergreen funds. The latter principally reflected net outflows of $1.1 billion across our convertible securities strategies, as we accepted less capital in the face of a slowdown in new issuance caused by historically low interest rates.

Management fee-generating assets under management

Management fee-generating assets under management (“management fee-generating AUM”) were $66.2 billion as of September 30, 2012, as compared to $66.3 billion as of June 30, 2012 and $63.4 billion as of September 30, 2011. The $0.1 billion decrease in the third quarter reflected the net effect of a $1.8 billion decline resulting from asset sales by closed-end funds in liquidation, $1.1 billion in market-value gains in funds for which management fees are based on NAV, and an increase of $0.6 billion upon the initial closings and commencement of ROF VI and EIF.

As compared to September 30, 2011, management fee-generating AUM increased $2.8 billion, representing the net effect of increases of $4.9 billion of committed capital from new active closed-end funds and $4.6 billion in market-value gains in funds for which management fees are based on NAV, partially offset by decreases of $5.9 billion attributable to closed-end funds in liquidation and the aforementioned $1.3 billion in aggregate net outflows across open-end and evergreen funds. The $4.9 billion of capital commitments arising from new closed-end funds primarily included Oaktree European Principal Fund III, L.P. (“EPF III”), with €3.1 billion ($4.0 billion), and Oaktree Real Estate Opportunities Fund V, L.P. (“ROF V”), with $0.7 billion of additional commitments during the period. Of the $5.9 billion attributable to liquidations, $2.4 billion was by OCM Opportunities Fund VIIb, L.P. (“Opps VIIb”).

As of September 30, 2012, Opps IX was not included in management fee-generating AUM because its investment period had not commenced.

Incentive-creating assets under management

Incentive-creating assets under management (“incentive-creating AUM”) were $37.1 billion as of September 30, 2012, as compared with $36.0 billion as of June 30, 2012 and $33.6 billion as of September 30, 2011. The $1.1 billion increase in the quarter primarily reflected $1.8 billion in market-value gains and net outflows of $0.7 billion across closed-end funds. As compared to September 30, 2011, incentive-creating AUM increased $3.5 billion, reflecting $5.8 billion in market-value gains and net outflows of $2.3 billion across closed-end funds. Of the $37.1 billion in incentive-creating AUM as of September 30, 2012, $27.3 billion, or 73.6%, was generating incentives at the fund level.

Accrued incentives (fund level) and incentives created (fund level)

Accrued incentives (fund level) amounted to $2.1 billion as of September 30, 2012, as compared with $1.8 billion as of June 30, 2012 and $1.5 billion as of September 30, 2011. The $0.3 billion increase in the quarter resulted from $446.4 million of incentives created, of which $169.2 million was attributable to the incremental 60% of profits allocated to Oaktree between the time a fund’s profits exceed the preferred return and the time Oaktree is allocated 20% of the limited partners’ since-inception profits, pursuant to the partnership agreements of our closed-end funds. The $0.6 billion increase from September 30, 2011 reflected $0.9 billion of incentives created (fund level), less $0.3 billion of segment incentive income recognized.

Net of incentive income compensation expense, accrued incentives (fund level) amounted to $1.3 billion, $1.1 billion and $0.9 billion as of September 30, 2012, June 30, 2012 and September 30, 2011, respectively.

Uncalled capital commitments

Uncalled capital commitments amounted to $13.3 billion as of September 30, 2012, as compared with $13.7 billion as of June 30, 2012 and $12.4 billion as of September 30, 2011.

Segment Results

Revenues

Total segment revenues increased $183.4 million, or 151.3%, to $304.6 million for the third quarter of 2012 from $121.2 million for the third quarter of 2011, as a result of growth of $9.0 million in management fees, $25.5 million in incentive income and $148.9 million in investment income.

Management fees

Management fees increased $9.0 million, or 5.2%, to $182.6 million for the third quarter of 2012 from $173.6 million in the prior-year’s third quarter. The increase reflected $24.8 million in management fees from new commitments to closed-end funds and a decline of $18.6 million in fees attributable to closed-end funds in liquidation. Funds that accounted for the majority of the new capital commitments were Oaktree Opportunities Fund VIIIb, L.P. (“Opps VIIIb”) and EPF III. Of the funds in liquidation, Opps VIIb accounted for $8.9 million of the decline. During the third quarter of 2012, closed-end funds accounted for $140.1 million, or 76.7%, of total management fees.

Incentive income

Incentive income increased $25.5 million, or 75.7%, to $59.2 million for the third quarter of 2012, as compared with $33.7 million for the prior-year period. Of the $59.2 million, $26.6 million was attributable to realizations in our control investing funds. An additional $16.9 million of incentive income in the third quarter of 2012 was attributable to tax distributions, almost entirely from Opps VIIb.

Investment income

Investment income increased $148.9 million, to $62.8 million for the third quarter of 2012 from a loss of $86.1 million for the third quarter of 2011. The increase reflected a positive swing in the financial markets from their sharp decline during the third quarter of 2011. Of the current period’s $62.8 million of investment income, $55.6 million arose from investments in funds and $7.2 million from investments in companies.

Expenses

Compensation and benefits for the third quarter of 2012 amounted to $83.2 million, an increase of $17.3 million, or 26.3%, from the third quarter of 2011. Of the increase, $10.4 million resulted from a larger accrual toward the year-end bonus pool, reflecting both increased headcount and higher profitability during the current quarterly and year-to-date periods, $3.0 million resulted from higher phantom equity plan expense (to $2.3 million in the current quarter) stemming from a rise in the Class A unit trading price during the third quarter of 2012, and $3.9 million resulted from other growth in compensation and benefits. Headcount, primarily in non-investment areas, grew 13.0% between September 30, 2011 and September 30, 2012.

General, administrative and other expenses decreased $1.8 million, to $26.3 million for the third quarter of 2012 from $28.1 million for the third quarter of 2011. The decline occurred because the prior year’s third quarter included $3.3 million in costs related to our initial public offering, as compared with no such costs in the current year’s third quarter. Partially offsetting this decline was the incurrence in the third quarter of 2012 of $1.5 million in new professional fees and other costs associated with corporate growth and operating as a public company. Foreign currency-related items contributed $1.0 million and $1.1 million of expense to the third quarters of 2012 and 2011, respectively.

Incentive income compensation expense rose $13.1 million, or 79.9%, to $29.5 million for the third quarter of 2012 from $16.4 million for the third quarter of 2011, reflecting the 75.7% increase in incentive income between the same two quarters, as well as differences in the compensation percentages among the funds that contributed to incentive income for the two periods.

Adjusted net income

Adjusted net income rose $154.4 million, to $157.7 million for the third quarter of 2012 from $3.3 million for the third quarter of 2011, reflecting increases of $148.9 million in investment income and $12.4 million in incentive income, net of incentive income compensation expense, and a decrease of $6.6 million in fee-related earnings.

The portion of adjusted net income attributable to our Class A units (“adjusted net income-OCG”) was $26.7 million. On a per unit basis, adjusted net income-OCG amounted to $0.88 and $(0.01) for the third quarters of 2012 and 2011, respectively.

The effective income tax rates applied to ANI for the three months ended September 30, 2012 and 2011 were 18% and 24%, respectively. The effective income tax rate is a function of the mix of income and other factors, each of which often varies significantly within or between years and can have a material impact on the particular year’s income tax expense. The rate used for interim fiscal periods is based on the estimated full-year effective income tax rate, which is subject to change as the year progresses.

Fee-related earnings

Fee-related earnings (“FRE”) decreased $6.6 million, or 8.3%, to $73.0 million for the third quarter of 2012 from $79.6 million for the third quarter of 2011, reflecting the aforementioned increase in the accrual towards the estimated year-end bonus pool.

The portion of FRE attributable to our Class A units (“fee-related earnings-OCG”) was $0.40 and $0.39 per Class A unit for the third quarters of 2012 and 2011, respectively, reflecting income tax rates applied against FRE of 20% and 31%, respectively. The effective income tax rate used for interim fiscal periods is based on the estimated full-year income tax rate, which is a function of various factors. The income tax rate is subject to change as the year progresses.

Distributable earnings

Distributable earnings increased $11.0 million, or 10.1%, to $120.4 million for the third quarter of 2012 from $109.4 million for the third quarter of 2011, as increases of $12.4 million in incentive income, net of incentive income compensation expense, and $5.9 million in receipts of investment income exceeded a decline of $6.6 million in fee-related earnings.

The portion of distributable earnings attributable to our Class A units (“distributable earnings-OCG”) was $0.70 and $0.52 per Class A unit for the third quarters of 2012 and 2011, respectively, reflecting distributable earnings per Operating Group unit of $0.80 and $0.74, respectively, less costs borne by Class A unitholders for professional fees and other expenses, cash taxes attributable to the Intermediate Holding Companies and amounts payable pursuant to the tax receivable agreement.

GAAP-Basis Results

Net income attributable to Oaktree Capital Group, LLC was $25.2 million for the third quarter of 2012. The comparable amount in the third quarter of 2011 was a net loss of $36.5 million, which included significant non-cash compensation expense stemming from the vesting of units held by our employees at the time of our private offering in May 2007. The vesting period for that equity ended on January 2, 2012.

Capital and Liquidity

As of September 30, 2012, we had an available cash balance of $310.9 million, or $671.7 million when including investments in U.S. Treasury and government agency securities, and $618.9 million in outstanding debt. We have no borrowings outstanding against our $250 million revolving credit facility. In addition to our more liquid assets, investments in Oaktree funds and non-Oaktree funds and companies were $1.2 billion as of September 30, 2012.

Distribution

Oaktree Capital Group, LLC has declared a distribution of $0.55 per Class A unit. This distribution, which is related to the third quarter of 2012, will be paid on November 20, 2012 to Class A unitholders of record at the close of business on November 16, 2012.

Conference Call

Oaktree will host a conference call to discuss third quarter 2012 results today at 11:00 a.m. Eastern Time / 8:00 a.m. Pacific Time. The conference call may be accessed by dialing (888) 769-9724 (U.S. callers) or +1 (415) 228-4639 (non-U.S. callers), participant password OAKTREE. Alternatively, a live webcast of the conference call can be accessed through the Unitholders – Investor Relations section of the Oaktree website, http://ir.oaktreecapital.com/.

For those individuals unable to listen to the live broadcast of the conference call, a replay will be available for 30 days on Oaktree’s website, or by dialing (888) 678-8548 (U.S. callers) or +1 (402) 220-6449 (non-U.S. callers), beginning approximately one hour after the broadcast.

About Oaktree

Oaktree is a leading global investment management firm focused on alternative markets, with $81.0 billion in assets under management as of September 30, 2012. The firm emphasizes an opportunistic, value-oriented and risk-controlled approach to investments in distressed debt, corporate debt (including high yield debt and senior loans), control investing, convertible securities, real estate and listed equities. Headquartered in Los Angeles, the firm has over 700 employees and offices in 13 cities worldwide. For additional information, please visit Oaktree’s website at www.oaktreecapital.com.

Contacts:

Investor Relations:	Oaktree Capital Group, LLC
Andrea D. Williams
(213) 830-6483
investorrelations@oaktreecapital.com

Press Relations:	Sard Verbinnen & Co
John Christiansen or Lucy Neugart
(415) 618-8750
jchristiansen@sardverb.com or lneugart@sardverb.com

Carissa Ramirez
(312) 895-4701
cramirez@sardverb.com

Forward-Looking Statements

This release contains forward-looking statements within the meaning of Section 27A of the U.S. Securities Act of 1933, or the Securities Act, and Section 21E of the U.S. Securities Exchange Act of 1934, each as amended, which reflect the current views of Oaktree Capital Group, LLC (“OCG”) , with respect to, among other things, its future results of operations and financial performance. In some cases, you can identify forward-looking statements by words such as “anticipate,” “approximately,” “believe,” “continue,” “could,” “estimate,” “expect,” “intend,” “may,” “outlook,” “plan,” “potential,” “predict,” “seek,” “should,” “will” and “would” or the negative version of these words or other comparable or similar words. These statements identify prospective information. Important factors could cause actual results to differ, possibly materially, from those indicated in these statements. Forward-looking statements are based on OCG’s beliefs, assumptions and expectations of its future performance, taking into account all information currently available to OCG. Such forward-looking statements are subject to risks and uncertainties and assumptions relating to OCG’s operations, financial results, financial condition, business prospects, growth strategy and liquidity, including, but not limited to, changes in our anticipated revenue and income, which are inherently volatile; changes in the value of our investments; the pace of our raising of new funds; distributions from and liquidation of our existing funds; changes in our operating or other expenses; the degree to which we encounter competition, and general economic and market conditions. The factors listed in the section captioned “Risk Factors” in OCG’s prospectus dated April 11, 2012, which was filed with the SEC on April 12, 2012 in accordance with Rule 424(b) of the Securities Act, and in Part II, Item 1A. “Risk Factors” in the Company’s Quarterly Report on Form 10-Q for the quarter ended June 30, 2012, each of which is accessible on the SEC’s website at www.sec.gov, provide examples of risks, uncertainties and events that may cause OCG’s actual results to differ materially from the expectations described in its forward-looking statements.

Forward-looking statements speak only as of the date the statements are made. Except as required by law, OCG does not undertake any obligation to publicly update or review any forward-looking statement, whether as a result of new information, future developments or otherwise.

This release and its contents do not constitute and should not be construed as (a) a recommendation to buy, (b) an offer to buy or solicitation of an offer to buy, (c) an offer to sell, or (d) advice in relation to, any securities of OCG or securities of any Oaktree investment fund.

Consolidated Statements of Operations (GAAP basis — Unaudited)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Consolidated Statements of Operations:
Revenues:
Management fees	$30,586	$34,717	$91,813	$104,770
Incentive income	1,320	2,766	6,368	15,055

Total revenues	31,906	37,483	98,181	119,825

Expenses:
Compensation and benefits	(83,141)	(65,860)	(247,907)	(228,091)
Incentive income compensation expense	(29,546)	(16,377)	(118,268)	(111,372)
Equity-based compensation	(7,498)	(238,013)	(27,482)	(710,563)

Total compensation and benefits expense	(120,185)	(320,250)	(393,657)	(1,050,026)
General, administrative and other expenses	(27,866)	(26,982)	(77,967)	(77,385)
Consolidated fund expenses	(19,969)	(23,660)	(70,971)	(75,512)

Total expenses	(168,020)	(370,892)	(542,595)	(1,202,923)

Other income (loss):
Interest expense	(10,789)	(11,389)	(33,639)	(37,864)
Interest and dividend income	452,473	458,343	1,455,964	1,993,982
Net realized gain on investments	1,097,305	34,922	2,904,964	1,308,766
Net change in unrealized appreciation (depreciation) on investments	808,989	(4,146,070)	1,434,596	(4,204,804)
Investment income	8,298	1,608	17,683	8,646
Other income (expense), net	(59)	314	8,534	395

Total other income (loss)	2,356,217	(3,662,272)	5,788,102	(930,879)

Income (loss) before income taxes	2,220,103	(3,995,681)	5,343,688	(2,013,977)
Income taxes	(5,801)	(1,328)	(27,493)	(15,920)

Net income (loss)	2,214,302	(3,997,009)	5,316,195	(2,029,897)
Less:
Net (income) loss attributable to non-controlling redeemable interests in consolidated funds	(2,069,855)	3,761,006	(4,868,300)	1,654,687
Net (income) loss attributable to OCGH non-controlling interest	(119,235)	199,460	(379,356)	308,181

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

Distributions declared per Class A unit	$0.79	$0.51	$1.76	$2.05

Income (loss) per unit (basic and diluted):
Net income (loss) per Class A unit	$0.84	$(1.61)	$2.49	$(2.96)

Weighted average number of Class A units outstanding	30,181	22,677	27,494	22,677

Segment Financial Data (Unaudited)

	As of or for the Three Months Ended September 30,		As of or for the Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data or as otherwise indicated)
Segment Statements of Operations Data: (1)
Revenues:
Management fees	$182,587	$173,585	$562,692	$538,256
Incentive income	59,174	33,697	250,861	271,906
Investment income (loss)	62,801	(86,059)	150,382	(19,496)

Total revenues	304,562	121,223	963,935	790,666

Expenses:
Compensation and benefits	(83,208)	(65,860)	(247,915)	(228,079)
Incentive income compensation expense	(29,546)	(16,377)	(118,268)	(111,372)
General, administrative and other expenses	(26,330)	(28,111)	(79,238)	(74,741)

Total expenses	(139,084)	(110,348)	(445,421)	(414,192)

Adjusted net income before interest and other income (expense)	165,478	10,875	518,514	376,474
Interest expense, net of interest income (2)	(7,687)	(7,888)	(23,914)	(25,192)
Other income (expense), net	(59)	314	2,274	395

Adjusted net income	$157,732	$3,301	$496,874	$351,677

Adjusted net income-OCG	$26,690	$(206)	$73,384	$41,357
Adjusted net income-OCG per Class A unit	0.88	(0.01)	2.67	1.82
Fee-related earnings	73,049	79,614	235,539	235,436
Fee-related earnings-OCG	12,213	8,781	33,601	24,553
Fee-related earnings-OCG per Class A unit	0.40	0.39	1.22	1.08
Distributable earnings	120,363	109,385	434,047	439,112
Distributable earnings-OCG	21,126	11,776	66,426	50,629
Distributable earnings-OCG per Class A unit	0.70	0.52	2.42	2.23
Economic net income	368,000	(443,264)	750,028	52,298
Economic net income-OCG	66,889	(57,957)	117,595	4,710
Economic net income-OCG per Class A unit	2.22	(2.56)	4.28	0.21

Weighted average number of Operating Group units outstanding	150,464	148,539	150,564	148,667
Weighted average number of Class A units outstanding	30,181	22,677	27,494	22,677

Operating Metrics:
Assets under management (in millions):
Assets under management (3)	$80,967	$73,010	$80,967	$73,010
Management fee-generating assets under management (4)	66,171	63,367	66,171	63,367
Incentive-creating assets under management (5)	37,071	33,626	37,071	33,626
Uncalled capital commitments (6)	13,262	12,376	13,262	12,376
Accrued incentives (fund level):
Incentives created (fund level) (7)	446,401	(745,113)	702,447	(277,663)
Incentives created (fund level), net of associated incentive income compensation expense (7)	246,960	(426,574)	405,806	(151,148)
Accrued incentives (fund level) (7)	2,138,553	1,517,277	2,138,553	1,517,277
Accrued incentives (fund level), net of associated incentive income compensation expense (7)	1,280,865	867,204	1,280,865	867,204
Change in accrued incentives (fund level), net of associated incentive income compensation expense (8)	210,268	(446,565)	253,154	(299,379)

(1)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients. The components of revenues and expenses used in determining adjusted net income do not give effect to the consolidation of the funds that we manage. In addition, adjusted net income excludes the effect of:

(a) non-cash equity compensation charges related to OCGH units issued prior to our initial public offering, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the Oaktree Capital Group Holdings, L.P. (“OCGH”) non-controlling interest. Adjusted net income is calculated at the Operating Group level. For additional information regarding the reconciling adjustments discussed above, please see Exhibit A.

(2)	Interest income was $0.8 million and $1.0 million for the three months ended September 30, 2012 and 2011, respectively, and $1.9 million and $2.2 million for the nine months ended September 30, 2012 and 2011, respectively.

(3)	Assets under management represents the NAV of the assets we manage, plus the undrawn capital that we are entitled to call at the end of the applicable period and fund-level leverage that generates management fees.

(4)	Management fee-generating assets under management reflects assets under management on which we earn management fees. It excludes certain assets under management, such as differences between assets under management and committed capital or cost basis for most closed-end funds, the investments we make in our funds as general partners, undrawn capital commitments to funds for which management fees are based on NAV or drawn capital, contributed capital and capital commitments to closed-end funds that have not yet commenced their investment periods, closed-end funds that are beyond the term during which they pay management fees, and assets under management in restructured and liquidating evergreen funds for which management fees were waived.

(5)	Incentive-creating assets under management refers to the assets under management that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees (which are not subject to an incentive allocation).

(6)	Uncalled capital commitments represent undrawn capital commitments by partners (including Oaktree as general partner) of our closed-end funds in their investment periods. If a fund distributes capital during its investment period, that capital is typically subject to possible recall, in which case it is included in uncalled capital commitments.

(7)	Our funds record as accrued incentives the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals. Incentives created (fund level), incentive income and accrued incentives (fund level) are presented gross, without deduction for direct compensation expense that is owed to our investment professionals associated with the particular fund when we earn the incentive income. We call that charge “incentive income compensation expense.” Incentive income compensation expense varies by the investment strategy and vintage of the particular fund, among other factors, but generally equals between 40% and 55% of segment incentive income revenue.

(8)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) net incentive income recognized by us, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

Operating Metrics (Unaudited)

We monitor certain operating metrics that are either common to the alternative asset management industry or that we believe provide important data regarding our business. As described below, these operating metrics include AUM, management fee-generating AUM, incentive-creating AUM, incentives created (fund level), accrued incentives (fund level) and uncalled capital commitments.

Assets Under Management

		As of
		September 30, 2012	June 30, 2012	September 30, 2011
		(in millions)
Assets Under Management:
Closed-end funds		$50,966	$49,795	$46,037
Open-end funds		27,589	26,542	24,612
Evergreen funds		2,412	2,376	2,361

Total		$80,967	$78,713	$73,010

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Change in Assets Under Management:
Beginning balance	$78,713	$79,519	$73,010	$79,121
Closed-end funds:
New capital commitments	657	1,898	7,459	5,075
Distributions for a realization event/other	(1,647)	(1,973)	(8,523)	(9,819)
Cancellation of uncalled capital commitments	—	—	(18)	(1,209)
Foreign currency translation	77	(196)	(310)	(50)
Change in market value	1,949	(3,493)	6,283	1,139
Change in leverage	135	(25)	37	—
Open-end funds:
Contributions	790	656	3,322	4,351
Redemptions	(911)	(942)	(4,308)	(4,294)
Foreign currency translation	54	(238)	(106)	(43)
Change in market value	1,114	(1,824)	4,068	(29)
Evergreen funds:
Contributions	66	27	266	179
Redemptions	(125)	(30)	(522)	(346)
Distributions from restructured funds	—	(24)	(45)	(1,037)
Foreign currency translation	—	(4)	(1)	7
Change in market value	95	(341)	355	(35)

Ending balance	$80,967	$73,010	$80,967	$73,010

Management Fee-Generating AUM

		As of
		September 30, 2012	June 30, 2012	September 30, 2011
		(in millions)
Management Fee-Generating Assets Under Management:
Closed-end funds		$36,509	$37,709	$36,738
Open-end funds		27,553	26,523	24,594
Evergreen funds		2,109	2,079	2,035

Total		$66,171	$66,311	$63,367

	Three Months Ended September 30,		Twelve Months Ended September 30,
	2012	2011	2012	2011
	(in millions)
Change in Management Fee-Generating Assets Under Management:
Beginning balance	$66,311	$63,869	$63,367	$65,134
Closed-end funds:
New capital commitments to funds that pay fees based on committed capital	235	2,721	4,917	3,957
Capital drawn by funds that pay fees based on drawn capital or NAV	232	414	1,023	822
Change for funds that pay fees based on the lesser of funded capital or cost basis during liquidation (1)	(1,765)	(681)	(5,853)	(3,749)
Change in fee basis from committed capital to drawn capital	—	—	—	(978)
Cancellation of uncalled capital commitments for funds that pay fees based on committed capital	—	—	—	(1,066)
Distributions by funds that pay fees based on NAV	(79)	(59)	(441)	(480)
Foreign currency translation	118	(80)	(48)	6
Change in market value (2)	(52)	(128)	158	9
Change in leverage	110	(25)	13	—
Open-end funds:
Contributions	775	655	3,308	4,350
Redemptions	(910)	(942)	(4,307)	(4,296)
Foreign currency translation	54	(238)	(106)	(43)
Change in market value	1,112	(1,823)	4,065	(29)
Evergreen funds:
Contributions	66	27	266	149
Redemptions	(125)	(29)	(521)	(331)
Change in market value	89	(314)	330	(88)

Ending balance	$66,171	$63,367	$66,171	$63,367

(1)	For most closed-end funds, management fees are charged during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund, with the cost basis of assets generally calculated by excluding cash balances. Thus, changes in fee basis during the liquidation period are not dependent on distributions made from the fund; rather, they are tied to the cost basis of the fund’s investments, which generally declines as the fund sells assets.

(2)	The change in market value reflects certain funds that pay management fees based on NAV and leverage, as applicable.

	As of September 30,
	2012	2011
	(in millions)
Reconciliation of Assets Under Management to Management Fee-Generating Assets Under Management:
Assets under management	$80,967	$73,010
Difference between assets under management and committed capital or cost basis for closed-end funds (1)	(6,303)	(2,487)
Capital commitments to funds that have not yet begun to generate management fees	(4,898)	(3,224)
Undrawn capital commitments to funds for which management fees are based on drawn capital or NAV	(1,701)	(2,265)
General partner investments in management fee-generating funds	(1,092)	(967)
Closed-end funds that are no longer paying management fees	(548)	(419)
Funds for which management fees were permanently waived	(254)	(281)

Management fee-generating assets under management	$66,171	$63,367

(1)	Not applicable to closed-end funds that pay management fees based on NAV or leverage, as applicable.

The period-end weighted average annual management fee rates applicable to the respective management fee-generating AUM balances are set forth below:

	As of September 30,
	2012	2011
Weighted Average Annual Management Fee Rates:
Closed-end funds	1.48%	1.45%
Open-end funds	0.48	0.49
Evergreen funds	1.82	1.84
Overall	1.07	1.09

Incentive-Creating AUM

	As of
	September 30, 2012	June 30, 2012	September 30, 2011
	(in millions)
Incentive-Creating Assets Under Management:
Closed-end funds	$34,980	$33,930	$31,555
Evergreen funds	2,091	2,066	2,071

Total	$37,071	$35,996	$33,626

Accrued Incentives and Incentives Created (Fund Level)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Accrued Incentives (Fund Level):
Beginning balance	$1,751,326	$2,296,087	$1,686,967	$2,066,846

Incentives created (fund level):
Closed-end funds	430,555	(723,144)	673,284	(282,571)
Evergreen funds	15,846	(21,969)	29,163	4,908

Total incentives created (fund level)	446,401	(745,113)	702,447	(277,663)

Less: segment incentive income recognized by us	(59,174)	(33,697)	(250,861)	(271,906)

Ending balance	$2,138,553	$1,517,277	$2,138,553	$1,517,277

Accrued incentives (fund level), net of associated incentive income compensation expense	$1,280,865	$867,204	$1,280,865	$867,204

Uncalled Capital Commitments

Uncalled capital commitments amounted to $13.3 billion as of September 30, 2012, as compared with $13.7 billion as of June 30, 2012 and $12.4 billion as of September 30, 2011.

Segment Results (Unaudited)

Our business is comprised of one segment, our investment management segment, which consists of the investment management services that we provide to our clients.

Adjusted Net Income

Adjusted net income and adjusted net income-OCG, as well as per unit data, for the three and nine months ended September 30, 2012 and 2011, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012		2011
	(in thousands, except per unit data)
Revenues:
Management fees	$182,587	$173,585	$562,692		$538,256
Incentive income	59,174	33,697	250,861		271,906
Investment income (loss)	62,801	(86,059)	150,382		(19,496)

Total revenues	304,562	121,223	963,935		790,666

Expenses:
Compensation and benefits	(83,208)	(65,860)	(247,915)		(228,079)
Incentive income compensation expense	(29,546)	(16,377)	(118,268)		(111,372)
General, administrative and other expenses	(26,330)	(28,111)	(79,238)		(74,741)

Total expenses	(139,084)	(110,348)	(445,421)		(414,192)

Adjusted net income before interest and other income (expense)	165,478	10,875	518,514		376,474
Interest expense, net of interest income (1)	(7,687)	(7,888)	(23,914)		(25,192)
Other income (expense), net	(59)	314	2,274		395

Adjusted net income	157,732	3,301	496,874		351,677
Adjusted net income attributable to OCGH non-controlling interest	(126,092)	(2,797)	(406,575)		(298,071)
Non-Operating Group other income	—	—	6,260	(2)	—
Non-Operating Group expenses	(115)	37	(393)		(404)

Adjusted net income-OCG before income taxes	31,525	541	96,166		53,202
Income taxes-OCG	(4,835)	(747)	(22,782	)(2)	(11,845)

Adjusted net income-OCG	$26,690	$(206)	$73,384		$41,357

Adjusted net income-OCG per Class A unit	$0.88	$(0.01)	$2.67		$1.82

Weighted average number of Class A units outstanding	30,181	22,677	27,494		22,677

(1)	Interest income was $0.8 million and $1.0 million for the three months ended September 30, 2012 and 2011, respectively, and $1.9 million and $2.2 million for the nine months ended September 30, 2012 and 2011, respectively.

(2)	A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to adjusted net income-OCG before income taxes for the nine months ended September 30, 2012 was 18% without the $(7,134) one-time expense and 23% with it.

Investment Income (Loss)

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Income (loss) from investments in funds:
Oaktree funds:
Distressed debt	$33,861	$(66,711)	$85,653	$(20,891)
Corporate debt	4,867	(1,233)	10,209	(276)
Control investing	9,885	(15,497)	21,051	(2,990)
Convertible securities	50	(113)	114	(88)
Real estate	5,857	(1,673)	13,201	244
Listed equities	(18)	(2,448)	2,129	(2,505)
Non-Oaktree	1,100	1,219	1,712	6,381

Income (loss) from investments in companies:
DoubleLine Capital and other	7,199	397	16,313	629

Total investment income (loss)	$62,801	$(86,059)	$150,382	$(19,496)

Fee-Related Earnings

Fee-related earnings and fee-related earnings-OCG, as well as per unit data, for the three and nine months ended September 30, 2012 and 2011, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012		2011
	(in thousands, except per unit data)
Management fees:
Closed-end funds	$140,056	$131,668	$439,836		$407,735
Open-end funds	32,888	30,973	94,336		96,891
Evergreen funds	9,643	10,944	28,520		33,630

Total management fees	182,587	173,585	562,692		538,256

Expenses:
Compensation and benefits	(83,208)	(65,860)	(247,915)		(228,079)
General, administrative and other expenses	(26,330)	(28,111)	(79,238)		(74,741)

Total expenses	(109,538)	(93,971)	(327,153)		(302,820)

Fee-related earnings	73,049	79,614	235,539		235,436
Fee-related earnings attributable to OCGH non-controlling interest	(58,397)	(67,459)	(192,649)		(199,527)
Non-Operating Group other income	—	—	6,260	(1)	—
Non-Operating Group expenses	(115)	36	(391)		(405)

Fee-related earnings-OCG before income taxes	14,537	12,191	48,759		35,504
Fee-related earnings-OCG income taxes	(2,324)	(3,410)	(15,158	)(1)	(10,951)

Fee-related earnings-OCG	$12,213	$8,781	$33,601		$24,553

Fee-related earnings-OCG per Class A unit	$0.40	$0.39	$1.22		$1.08

Weighted average number of Class A units outstanding	30,181	22,677	27,494		22,677

(1)	A one-time adjustment in the second quarter of 2012 had the effect of increasing income taxes-OCG by $(7,134) and increasing non-Operating Group other income by $6,260, for a net effect of additional after-tax OCG expense of $(874). This adjustment stemmed from reductions in deferred tax assets and the liability for amounts due to affiliates. The effective income tax rate applicable to fee-related earnings-OCG before income taxes for the nine months ended September 30, 2012 was 20% without the $(7,134) one-time expense and 29% with it.

Distributable Earnings and Distribution Calculation

Distributable earnings and the calculations of the distributions attributable to the three and nine months ended September 30, 2012 and 2011, are set forth below:

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable Earnings:
Fee-related earnings	$73,049	$79,614	$235,539	$235,436
Incentive income, net of incentive income compensation expense	29,628	17,320	132,593	160,534
Receipts of investment income (loss) (1)	26,640	20,711	93,276	72,747
Interest expense, net of interest income	(7,687)	(7,888)	(23,914)	(25,192)
Operating Group income taxes	(1,208)	(686)	(5,721)	(4,808)
Other income (expense), net	(59)	314	2,274	395

Distributable earnings	$120,363	$109,385	$434,047	$439,112

Distribution Calculation:

Operating Group distribution with respect to the period	$97,810	$80,211	$349,349	$277,735

Distribution per Operating Group unit	$0.65	$0.54	$2.32	$1.87
Adjustments per Class A unit:
Distributable earnings-OCG income taxes	(0.04)	(0.18)	(0.24)	(0.59)
Tax receivable agreements	(0.05)	(0.04)	(0.16)	(0.12)
Non-Operating Group expenses	(0.01)	(0.01)	(0.03)	(0.03)
Other adjustments (2)	—	(0.02)	—	0.31

Distribution per Class A unit (3)	$0.55	$0.29	$1.89	$1.44

(1)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds and other investments as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(2)	This adjustment reflects inter-quarter timing differences.

(3)	With respect to the quarter ended September 30, 2012, announced on November 6, 2012 and payable on November 20, 2012.

Units Outstanding

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Weighted Average Units:
OCGH	120,283	125,862	123,070	125,990
Class A	30,181	22,677	27,494	22,677

Total	150,464	148,539	150,564	148,667

Units Eligible for Fiscal Period Distribution:
OCGH	120,296	125,862
Class A	30,181	22,677

Total	150,477	148,539

Segment Statements of Financial Condition (Unaudited)

	As of
	September 30, 2012	December 31, 2011	September 30, 2011
	(in thousands)
Assets:
Cash and cash-equivalents	$310,854	$297,230	$340,964
U.S. Treasury and government agency securities	360,839	381,697	407,456
Management fees receivable	24,010	23,207	23,898
Incentive income receivable	30,195	28,892	3,306
Corporate investments, at equity	1,236,710	1,159,287	1,088,047
Deferred tax assets	168,110	72,986	76,619
Other assets	135,770	120,609	129,364

Total assets	$2,266,488	$2,083,908	$2,069,654

Liabilities and Capital:
Liabilities:
Accounts payable and accrued expenses	$236,536	$250,191	$222,458
Due to affiliates	140,311	57,574	59,928
Debt obligations	618,929	652,143	659,643

Total liabilities	995,776	959,908	942,029

Capital:
OCGH non-controlling interest in consolidated subsidiaries	988,942	935,858	940,301
Unitholders’ capital attributable to Oaktree Capital Group, LLC	281,770	188,142	187,324

Total capital	1,270,712	1,124,000	1,127,625

Total liabilities and capital	$2,266,488	$2,083,908	$2,069,654

Corporate Investments, at Equity

	As of
	September 30, 2012	December 31, 2011	September 30, 2011
	(in thousands)
Investments in funds:
Oaktree funds:
Distressed debt	$533,715	$542,539	$523,004
Corporate debt	134,587	141,972	127,091
Control investing	270,001	239,706	212,082
Convertible securities	1,365	1,251	1,241
Real estate	112,880	81,502	69,898
Listed equities	61,925	39,262	41,311
Non-Oaktree	98,000	91,520	93,291

Investments in companies:
DoubleLine Capital and other	24,237	21,535	20,129

Total corporate investments, at equity	$1,236,710	$1,159,287	$1,088,047

Fund Data

Certain information regarding our closed-end, open-end and evergreen funds is set forth below.

Closed-end funds

	Investment Period		As of September 30, 2012
			Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value	Management Fee-Generating AUM	Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level) (2)	Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)

	Start Date	End Date										Gross	Net
	(in millions)
Distressed Debt
TCW Special Credits Fund I, L.P. (6)	Oct. 1988	Oct. 1991	$97	$97	$121	$218	$-	$-	$-	$-	$-	29.0%	24.7%	2.3	x
TCW Special Credits Fund II, L.P. (6)	Jul. 1990	Jul. 1993	261	261	505	766	-	-	-	-	-	41.6	35.7	3.1
TCW Special Credits Fund IIb, L.P. (6)	Dec. 1990	Dec. 1993	153	153	323	476	-	-	-	-	-	44.0	37.9	3.1
TCW Special Credits Fund III, L.P. (6)	Nov. 1991	Nov. 1994	329	329	470	799	-	-	-	-	-	26.2	22.1	2.5
TCW Special Credits Fund IIIb, L.P. (6)	Apr. 1992	Apr. 1995	447	447	459	906	-	-	-	-	-	21.2	17.9	2.1
TCW Special Credits Fund IV, L.P. (6)	Jun. 1993	Jun. 1996	394	394	462	856	-	-	-	-	-	21.1	17.3	2.2
OCM Opportunities Fund, L.P.	Oct. 1995	Oct. 1998	771	771	568	1,339	-	-	74	-	-	12.4	10.2	1.8
OCM Opportunities Fund II, L.P.	Oct. 1997	Oct. 2000	1,550	1,550	989	2,539	-	-	197	-	-	11.0	8.5	1.7
OCM Opportunities Fund III, L.P.	Sep. 1999	Sep. 2002	2,077	2,077	1,287	3,335	28	-	248	6	-	15.4	11.9	1.7
OCM Opportunities Fund IV, L.P.	Sep. 2001	Sep. 2004	2,125	2,125	1,727	3,845	7	-	340	1	-	35.0	28.1	1.9
OCM Opportunities Fund IVb, L.P.	May 2002	May 2005	1,339	1,339	1,260	2,596	3	-	248	1	-	57.9	47.3	2.0
OCM Opportunities Fund V, L.P.	Jun. 2004	Jun. 2007	1,179	1,179	904	1,905	178	261	142	35	-	18.5	14.1	1.8
OCM Opportunities Fund VI, L.P.	Jul. 2005	Jul. 2008	1,773	1,773	1,161	1,931	1,002	887	76	150	768	12.0	8.6	1.7
OCM Opportunities Fund VII, L.P.	Mar. 2007	Mar. 2010	3,598	3,598	1,353	2,974	1,977	1,668	9	65	1,897	10.8	8.1	1.5
OCM Opportunities Fund VIIb, L.P.	May 2008	May 2011	10,940	9,844	8,242	10,287	7,801	5,672	426	1,174	2,455	23.8	18.0	1.9
Special Account A	Nov. 2008	Oct. 2012	253	253	251	153	351	215	5	44	158	32.2	25.8	2.0
Oaktree Opportunities Fund VIII, L.P.	Oct. 2009	Oct. 2012	4,507	4,507	914	33	5,389	4,000	-	177	5,152	13.6	8.7	1.2
Special Account B	Nov. 2009	Nov. 2012	1,031	1,031	232	103	1,185	1,150	-	8	1,133	14.8	14.0	1.2
Oaktree Opportunities Fund VIIIb, L.P.	Aug. 2011	Aug. 2014	2,692	1,548	109	1	1,656	2,625	-	21	1,616	19.5	10.4	1.1
Oaktree Opportunities Fund IX, L.P.	TBD	-	4,832	-	-	-	-	-	-	-	-	-	-	-

												22.9%	17.5%

Global Principal Investments
TCW Special Credits Fund V, L.P. (6)	Apr. 1994	Apr. 1997	$401	$401	$349	$750	$-	$-	$-	$-	$-	17.2%	14.6%	1.9	x
OCM Principal Opportunities Fund, L.P.	Jul. 1996	Jul. 1999	625	625	281	906	-	-	-	-	-	6.4	5.4	1.5
OCM Principal Opportunities Fund II, L.P.	Dec. 2000	Dec. 2005	1,275	1,275	1,200	2,201	274	-	193	42	-	23.3	17.8	2.0
OCM Principal Opportunities Fund III, L.P.	Nov. 2003	Nov. 2008	1,400	1,400	1,030	1,550	879	654	42	159	405	15.8	11.2	1.8
OCM Principal Opportunities Fund IV, L.P.	Oct. 2006	Oct. 2011	3,328	3,328	992	1,112	3,208	2,399	-	-	3,534	8.8	6.3	1.4
Oaktree Principal Fund V, L.P.	Feb. 2009	Feb. 2014	2,827	2,021	192	84	2,131	2,756	-	-	2,193	13.3	6.1	1.2
Special Account C	Dec. 2008	Feb. 2014	505	389	174	65	498	330	9	25	399	21.4	15.6	1.5

												13.4%	9.8%

Asia Principal Investments
OCM Asia Principal Opportunities Fund, L.P.	May 2006	May 2011	$578	$503	$(14)	$60	$429	$361	$-	$-	$611	3.8%	(0.9)%	1.1	x

European Principal Investments (7)
OCM European Principal Opportunities Fund, L.P.	Mar. 2006	Mar. 2009	$495	$460	$303	$84	$680	$367	$1	$33	$637	10.6%	8.2%	1.8	x
OCM European Principal Opportunities Fund II, L.P.	Dec. 2007	Dec. 2012	€1,759	€1,685	€326	€245	€1,766	€1,524	€12	€-	€1,833	11.6	7.0	1.3
Oaktree European Principal Fund III, L.P. (8)	Nov. 2011	Nov. 2016	€3,164	€1,027	€57	€3	€1,082	€3,087	€-	€7	€1,073	nm	nm	1.1

												11.8%	7.5%

Power Opportunities
OCM/GFI Power Opportunities Fund, L.P.	Nov. 1999	Nov. 2004	$449	$383	$251	$634	$-	$-	$23	$-	$-	20.1%	13.1%	1.8	x
OCM/GFI Power Opportunities Fund II, L.P.	Nov. 2004	Nov. 2009	1,021	541	1,460	1,888	113	39	93	7	-	76.5	59.4	3.9
Oaktree Power Opportunities Fund III, L.P.	Apr. 2010	Apr. 2015	1,062	227	(7)	5	215	1,036	-	-	244	14.4	(3.3)	1.2

												35.2%	27.3%

			As of September 30, 2012
			Total Committed Capital	Drawn Capital (1)	Fund Net Income Since Inception	Distributions Since Inception	Net Asset Value		Management Fee-Generating AUM		Oaktree Segment Incentive Income Recognized	Accrued Incentives (Fund Level) (2)		Unreturned Drawn Capital Plus Accrued Preferred Return (3)	IRR Since Inception (4)		Multiple of Drawn Capital (5)
	Investment Period

	Start Date	End Date													Gross	Net
	(in millions)

Real Estate
TCW Special Credits Fund VI, L.P. (6)	Aug. 1994	Aug. 1997	$506	$506	$666	$1,172	$-		$-		$-	$ -		$-	21.1%	17.4%	2.4	x
OCM Real Estate Opportunities Fund A, L.P.	Feb. 1996	Feb. 1999	379	379	293	647	28		-		36	22		-	10.4	8.4	1.9
OCM Real Estate Opportunities Fund B, L.P.	Mar. 1997	Mar. 2000	285	285	166	431	20		-		-	-		75	8.1	6.9	1.7
OCM Real Estate Opportunities Fund II, L.P.	Dec. 1998	Dec. 2001	464	440	265	697	8		-		50	2		-	15.2	11.1	1.7
OCM Real Estate Opportunities Fund III, L.P.	Sep. 2002	Sep. 2005	707	707	641	1,190	158		-		95	31		-	15.9	11.8	2.0
Oaktree Real Estate Opportunities Fund IV, L.P.	Dec. 2007	Dec. 2011	450	450	202	83	569		410		6	32		493	16.8	10.6	1.6
Special Account D	Nov. 2009	Nov. 2012	256	256	90	77	274		198		-	9		246	15.8	14.1	1.4
Oaktree Real Estate Opportunities Fund V, L.P.	Mar. 2011	Mar. 2015	1,283	1,283	105	23	1,365		1,251		-	9		1,375	13.5	8.8	1.1
Oaktree Real Estate Opportunities Fund VI, L.P. (8)	Aug. 2012	Aug. 2016	255	179	-	-	179		235		-	-		179	nm	nm	1.0

															15.3%	11.9%

Asia Real Estate
Oaktree Asia Special Situations Fund, L.P.	May 2008	Apr. 2009	$50	$19	$6	$-	$25		$-		$-	$ -		$26	13.1%	6.7%	1.6	x

PPIP
Oaktree PPIP Fund, L.P. (9)	Dec. 2009	Dec. 2012	$2,322	$1,112	$312	$262	$1,162		$1,052		$-	N/A		N/A	27.6%	N/A	1.3	x

Mezzanine Finance
OCM Mezzanine Fund, L.P. (10)	Oct. 2001	Oct. 2006	$808	$773	$280	$1,038	$15		$-		$32	$ 3		$-	14.3%	10.7% / 10.1%	1.4	x
OCM Mezzanine Fund II, L.P.	Jun. 2005	Jun. 2010	1,251	1,107	396	1,057	445		608		-	-		504	10.4	7.2	1.4
Oaktree Mezzanine Fund III, L.P. (11)	Dec. 2009	Dec. 2014	1,592	874	19	134	759		1,552		-	-		837	8.9	8.6 / (18.7)	1.1

															11.7%	7.7%
U.S. Senior Loans
Oaktree Loan Fund, L.P.	Sep. 2007	Sep. 2012	$2,193	$2,193	$95	$2,288	$-		$-		N/A	N/A		N/A	2.5%	1.9%	1.1	x
Oaktree Loan Fund, 2x, L.P.	Sep. 2007	Sep. 2015	1,722	1,722	98	1,510	310		327		N/A	N/A		N/A	2.7	1.9	1.1
Oaktree Enhanced Income Fund, L.P. (8)	Sep. 2012	Aug. 2015	180	131	-	-	131		322	(12)	N/A	N/A		N/A	nm	nm	1.0

									36,306	(13)		2,065	(13)
												39		Evergreen funds
							Other	(14)	203			35		Other (15)

						Total closed-end funds			$36,509			$2,139		Total, including evergreen funds

(1)	Reflects the capital contributions of investors in the fund, net of any distributions to such investors of uninvested capital.

(2)	Excludes Oaktree segment incentive income recognized since inception.

(3)	Reflects the amount the fund needs to distribute to its investors as a return of capital and a preferred return before we are entitled to receive incentive income (other than tax distributions) from the fund.

(4)	The internal rate of return, or IRR, is the annualized implied discount rate calculated from a series of cash flows. It is the return that equates the present value of all capital invested in an investment to the present value of all returns of capital, or the discount rate that will provide a net present value of all cash flows equal to zero. Fund-level IRRs are calculated based upon the actual timing of cash distributions to investors and the residual value of such investor’s capital accounts at the end of the applicable period being measured. Gross IRRs reflect returns before allocation of management fees, expenses and any incentive allocation to the fund’s general partner. Net IRRs reflect returns to non-affiliated investors after allocation of management fees, expenses and any incentive allocation to the fund’s general partner.

(5)	Calculated as Drawn Capital plus gross income before fees and expenses divided by Drawn Capital.

(6)	The fund was managed by certain of our investment professionals while employed at the Trust Company of the West prior to our founding in 1995. When these employees joined Oaktree upon, or shortly after, our founding, they continued to manage the fund through the end of its term pursuant to a sub-advisory relationship between the Trust Company of the West and us.

(7)	Aggregate IRRs based on conversion of OCM European Principal Opportunities Fund II, L.P. and Oaktree European Principal Fund III, L.P. cash flows from Euros to USD at the September 30, 2012 spot rate of $1.2865.

(8)	The IRR is not considered meaningful (“nm”) as the period from the initial contribution through September 30, 2012 is less than one year.

(9)	Due to the differences in allocations of income and expenses to this fund’s two primary limited partners, the United States Treasury and Oaktree PPIP Private Fund, L.P., a combined net IRR is not represented. Of the $2,322 million in capital commitments, $1,161 million relates to the Oaktree PPIP Private Fund, L.P. The accrued incentive and the gross and net IRR for the Oaktree PPIP Private Fund, L.P. were $33.0 million, 24.5% and 18.1%, respectively, as of September 30, 2012.

(10)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 10.7% and Class B interests is 10.1%. Combined net IRR for the Class A and Class B interests is 10.4%.

(11)	The fund’s partnership interests are divided into Class A and Class B interests, with the Class A interests having priority with respect to the distribution of current income and disposition proceeds. Net IRR for Class A interests is 8.6% and Class B interests is (18.7)%. Combined net IRR for Class A and Class B interests is 2.4%.

(12)	Represents gross assets, including leverage of $206 million.

(13)	Euro amounts were translated at 1.2865 U.S. dollars to 1 Euro in calculating totals.

(14)	Includes separate accounts and a non-Oaktree fund.

(15)	Includes Oaktree PPIP Private Fund, L.P., separate accounts and a non-Oaktree fund.

Open-end funds

				Three Months Ended September 30, 2012			Since Inception Through September 30, 2012
	Composite Inception	As of September 30, 2012		Quarterly Rates of Return (1)			Annualized Rates of Return (1)			Sharpe Ratio
		Strategy AUM	Management Fee-Generating AUM	Oaktree		Relevant Benchmark	Oaktree		Relevant Benchmark	Oaktree Gross		Relevant Benchmark
				Gross	Net		Gross	Net
		(in millions)
U.S. High Yield Bonds	Jan. 1986	$15,961	$15,958	4.0%	3.9%	4.2%	10.0%	9.5%	8.9%	0.79		0.53
European High Yield Bonds	May 1999	1,524	1,523	5.6	5.5	5.9	8.1	7.5	5.9	0.57		0.30
U.S. Convertibles	Apr. 1987	4,326	4,326	5.6	5.5	4.9	9.8	9.2	7.8	0.45		0.27
Non-U.S. Convertibles	Oct. 1994	2,213	2,213	5.4	5.2	4.3	8.9	8.2	5.7	0.73		0.32
High Income Convertibles	Aug. 1989	1,050	1,050	2.6	2.5	4.3	12.0	11.2	8.7	1.00		0.57
U.S. Senior Loans	Sep. 2008	1,480	1,466	2.8	2.7	3.1	8.7	8.2	6.3	1.18		0.55
European Senior Loans	May 2009	989	989	3.2	3.1	2.6	13.0	12.3	14.2	1.87		1.90
Emerging Markets Equity	July 2011	44	28	8.6	8.4	7.7	(4.9)	(5.6)	(7.6)	nm	(2)	nm	(2)

	Total open-end funds		$27,553

(1)	Represents Oaktree’s time-weighted rates of return, including reinvestment of income, net of commissions and transaction costs. Returns for Relevant Benchmarks are presented on a gross basis.

(2)	The Sharpe Ratio is not considered meaningful (“nm”) for periods of 18 months or less.

Evergreen funds (1)

	Inception
		As of September 30, 2012					Quarterly Rates of Return for the Three Months Ended September 30, 2012		Annualized Rates of Return from Inception through September 30, 2012
		AUM	Management Fee-Generating AUM	Accrued Incentives (Fund Level)			Gross	Net	Gross	Net
		(in millions)
Emerging Markets Absolute Return	Apr. 1997	$366	$345	$	N/A	(2)	2.3%	1.8%	15.9%	10.9%
Value Opportunities	Sep. 2007	1,817	1,764		28		5.3	3.9	13.1	8.3

			2,109		28
	Restructured funds (1)		—		11

	Total evergreen funds		$2,109		$39

(1)	We also manage three restructured evergreen funds that are in liquidation: European Credit Opportunities Fund, L.P., Oaktree High Yield Plus Fund, L.P. and OCM Japan Opportunities Fund, L.P. (Yen class). As of September 30, 2012, these funds had gross and net IRRs since inception of (1.9)% and (4.4)%, 8.1% and 5.6%, and (9.1)% and (10.2)%, respectively, and in the aggregate had AUM of $229.3 million. Additionally, Oaktree High Yield Plus Fund, L.P. had accrued incentives (fund level) of $10.8 million as of September 30, 2012.

(2)	As of September 30, 2012, the aggregate depreciation below high-water marks previously established for individual investors in the fund totaled approximately $7.3 million.

GLOSSARY

Accrued Incentives (Fund Level) represents the incentive income that would be paid to us if the funds were liquidated at their reported values as of the date of the financial statements. Incentives created (fund level) refers to the amount generated by the funds during the period. We refer to the amount of incentive income recognized as revenue by us as segment incentive income. We recognize incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. Amounts recognized by us as incentive income no longer are included in accrued incentives (fund level), the term we use for remaining fund-level accruals.

Adjusted net income (“ANI”) is a measure of profitability for our investment management segment. The components of revenues and expenses used in the determination of ANI do not give effect to the consolidation of the funds that we manage. In addition, ANI excludes the effect of: (a) non-cash equity compensation charges related to unit grants made before our initial public offering, (b) income taxes, (c) expenses that OCG or its Intermediate Holding Companies bear directly and (d) the adjustment for the OCGH non-controlling interest. ANI is calculated at the Operating Group level.

Adjusted net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ANI attributable to their ownership. Adjusted net income-OCG represents ANI including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Two of our Intermediate Holding Companies incur federal and state income taxes for their shares of Operating Group income. Generally speaking, those two corporate entities hold an interest in the Operating Group’s management fee-generating assets and a small portion of its incentive- and investment income-generating assets. As a result, historically our fee-related earnings generally have been subject to corporate-level taxation, and our incentive income and investment income generally have not been subject to corporate-level taxation. Thus, the blended effective income tax rate has generally tended to be higher to the extent that fee-related earnings represented a larger proportion of our ANI. Myriad other factors affect income tax expense and the effective income tax rate, and there can be no assurance that this historical relationship will continue going forward.

Assets under management (“AUM”) generally refers to the assets we manage and equals the NAV of our funds plus the undrawn capital that we are entitled to call from investors in those funds pursuant to their capital commitments and fund-level leverage that generates management fees.

Consolidated funds refers to those funds that Oaktree consolidates through a majority voting interest or otherwise, including those funds in which Oaktree as the general partner is presumed to have control.

Distributable earnings is a supplemental non-GAAP performance measure derived from our segment results that we use to measure our earnings at the Operating Group level without the effects of the consolidated funds for the purpose of, among other things, assisting in the determination of equity distributions from the Operating Group. However, the declaration, payment and determination of the amount of equity distributions, if any, is at the sole discretion of our board of directors, which may change our distribution policy at any time.

Distributable earnings differs from ANI in that it is net of Operating Group income taxes, excludes segment investment income (loss), and includes the receipt of investment income or loss from distributions by our investments in funds and companies. In contrast to the GAAP measure of net income or loss attributable to OCG, distributable earnings also exclude the effect of: (a) non-cash equity compensation charges related to unit grants made before our initial public offering, (b) income taxes and expenses that OCG or its Intermediate Holding Companies bear directly, and (c) the adjustment for the OCGH non-controlling interest.

Distributable earnings–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of distributable earnings attributable to their ownership. Distributable earnings-OCG represents distributable earnings including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as current income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) amounts payable under a tax receivable agreement. The income tax expense included in distributable earnings-OCG represents the implied current provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Economic net income (“ENI”) is a non-GAAP measure that we use to evaluate the financial performance of our segment by applying the “method 2,” instead of the “method 1,” approach to accounting for incentive income. ANI follows method 1, for which incentive income is recognized by us when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured. The method 2 approach followed by ENI recognizes incentive income as if the funds were liquidated at their reported values as of the date of the financial statements. ENI is computed by adjusting ANI for the change in accrued incentives (fund level), net of associated incentive income compensation expense, during the period.

Economic net income–OCG, a non-GAAP measure, is calculated to provide Class A unitholders with a measure that shows the portion of ENI attributable to their ownership. Economic net income-OCG represents ENI, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. The income tax expense included in economic net income-OCG represents the implied provision for income taxes calculated using an approach similar to that which is used in calculating the income tax provision for adjusted net income-OCG.

Fee-related earnings (“FRE”) is a non-GAAP profit measure that we use to monitor the baseline earnings of our business. FRE is comprised of segment management fees less segment operating expenses other than incentive income compensation expense. This calculation is considered baseline because it applies all bonus and other general expenses to management fees, even though a significant portion of those expenses is attributable to incentive and investment income. FRE is presented before income taxes.

Fee-related earnings–OCG is a non-GAAP measure calculated to provide Class A unitholders with a measure that shows the portion of FRE attributable to their ownership. Fee-related earnings-OCG represents FRE, including the effect of (a) the OCGH non-controlling interest, (b) expenses, such as income tax expense, that OCG or its Intermediate Holding Companies bear directly and (c) any Operating Group income taxes attributable to OCG. Fee-related earnings – OCG income taxes is calculated excluding any segment incentive income or investment income (loss).

Incentive-creating assets under management (“incentive-creating AUM”) refers to the AUM that may eventually produce incentive income. It represents the NAV of our funds for which we are entitled to receive an incentive allocation, excluding investments made by us and our employees (which are not subject to an incentive allocation). All funds for which we are entitled to receive an incentive allocation are included in incentive-creating AUM, regardless of whether or not they are currently generating incentives. Incentive-creating AUM does not include undrawn capital commitments because they are not part of the NAV.

Intermediate Holding Companies collectively refers to the subsidiaries wholly owned by us.

Management fee-generating assets under management (“management fee-generating AUM”) reflects the AUM on which we earn management fees. Our closed-end funds typically pay management fees based on committed capital during the investment period, without regard to changes in NAV or the pace of capital drawdowns, and during the liquidation period on the lesser of (a) total funded capital and (b) the cost basis of assets remaining in the fund. The annual management fee rate remains unchanged from the investment period through the liquidation period. Our open-end and evergreen funds pay management fees based on their NAV. As compared with AUM, management fee-generating AUM generally excludes the following:

•	Differences between AUM and either committed capital or cost basis for closed-end funds, other than for closed-end funds that pay management fees based on NAV and leverage, as applicable;

•	Undrawn capital commitments to funds for which management fees are based on NAV or drawn capital;

•	Capital commitments to closed-end funds that have not yet commenced their investment periods;

•	The investments we make as general partner;

•	Closed-end funds that are beyond the term during which they pay management fees; and

•	AUM in three restructured and liquidating evergreen funds for which management fees were waived commencing in 2009.

Net asset value (“NAV”) refers to the value of all the assets of a fund (including cash and accrued interest and dividends) less all liabilities of the fund (including accrued expenses and any reserves established by us, in our discretion, for contingent liabilities), without reduction for accrued incentives (fund level) because they are reflected in the partners’ capital of the fund.

Oaktree Operating Group (“Operating Group”) refers collectively to the entities that control the general partners and investment advisors of our funds in which we have a minority economic interest and indirect control.

Relevant Benchmark refers, with respect to:

•	our U.S. high yield bond strategy, to the Citigroup U.S. High Yield Cash-Pay Capped Index;

•	our European high yield bond strategy, to the BofA Merrill Lynch Global Non-Financial High Yield European Issuers excluding Russia 3% Constrained Index (USD Hedged);

•	our U.S. senior loan strategy (with the exception of the closed-end funds), to the Credit Suisse Leveraged Loan Index;

•	our European senior loan strategy, to the Credit Suisse Western European Leveraged Loan Index (EUR Hedged);

•

our U.S. convertible securities strategy, to an Oaktree custom convertible index that represents the Credit Suisse Convertible Securities Index from inception through December 31, 1999, the Goldman Sachs/Bloomberg Convertible 100 Index from January 1, 2000 through June 30, 2004 and the BofA Merrill Lynch All U.S. Convertibles Index thereafter;

•	our non-U.S. convertible securities strategy, to the JACI Global ex-U.S. (Local) Index; and

•	our high income convertible securities strategy, to the Citigroup U.S. High Yield Market Index.

Sharpe Ratio refers to a metric used to calculate risk-adjusted return. The Sharpe Ratio is the ratio of excess return to volatility, with excess return defined as the return above that of a riskless asset (based on the three-month U.S. Treasury bill, or for our European senior loan strategy, the Euro Overnight Index Average) divided by the standard deviation of such return. A higher Sharpe Ratio indicates a return that is higher than would be expected for the level of risk compared to the risk-free rate.

EXHIBIT A

Use of Non-GAAP financial information

Oaktree discloses certain financial measures that are calculated and presented on the basis of methodologies other than in accordance with generally accepted accounting principles in the United States (“non-GAAP”) in this earnings release. Reconciliations of these non-GAAP financial measures to the most directly comparable financial measures calculated and presented in accordance with GAAP are presented below. Management makes operating decisions and assesses the performance of Oaktree’s business based on these non-GAAP financial measures. These non-GAAP financial measures should be considered in addition to and not as a substitute for, or superior to, financial measures presented in accordance with GAAP.

Reconciliation of Segment Results to GAAP Net Income (Loss) (Unaudited)

The following table reconciles fee-related earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings (1)	$73,049	$79,614	$235,539	$235,436
Incentive income	59,174	33,697	250,861	271,906
Incentive income compensation expense	(29,546)	(16,377)	(118,268)	(111,372)
Investment income (loss)	62,801	(86,059)	150,382	(19,496)
Interest expense, net of interest income (2)	(7,687)	(7,888)	(23,914)	(25,192)
Other income (expense), net	(59)	314	2,274	395

Adjusted net income	157,732	3,301	496,874	351,677
Equity-based compensation (3)	(7,369)	(238,013)	(27,353)	(710,563)
Income taxes (4)	(5,801)	(1,328)	(27,493)	(15,920)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (6)	(115)	37	(393)	(404)
OCGH non-controlling interest (7)	(119,235)	199,460	(379,356)	308,181

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	Fee-related earnings is a component of adjusted net income and is comprised of segment management fees less segment operating expenses other than incentive income compensation expense.

(2)	Interest income was $0.8 million and $1.0 million for the three months ended September 30, 2012 and 2011, respectively, and $1.9 million and $2.2 million for the nine months ended September 30, 2012 and 2011, respectively.

(3)	This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to our initial public offering, which is excluded from adjusted net income and fee-related earnings because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and fee-related earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and fee-related earnings.

(5)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(6)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(7)	Because adjusted net income and fee-related earnings are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles fee-related earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Fee-related earnings-OCG (1)	$12,213	$8,781	$33,601	$24,553
Incentive income attributable to OCG	11,869	5,145	46,635	41,459
Incentive income compensation expense attributable to OCG	(5,926)	(2,500)	(22,074)	(16,981)
Investment income (loss) attributable to OCG	12,597	(13,138)	26,861	(2,998)
Interest expense, net of interest income attributable to OCG	(1,542)	(1,204)	(4,357)	(3,842)
Other income (expense) attributable to OCG	(10)	47	342	60
Non-fee-related earnings income taxes attributable to OCG (2)	(2,511)	2,663	(7,624)	(894)

Adjusted net income-OCG (1)	26,690	(206)	73,384	41,357
Equity-based compensation (3)	(1,478)	(36,337)	(4,845)	(108,386)

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	Fee-related earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and fee-related earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly.

(2)	This adjustment adds back income taxes associated with segment incentive income, incentive income compensation expense or investment income (loss), which are not included in the calculation of fee-related earnings-OCG.

(3)	This adjustment adds back the effect of equity-based compensation charges attributable to OCG for unit grants issued prior to our initial public offering, which is excluded from adjusted net income-OCG and fee-related earnings-OCG because it is a non-cash charge that does not affect our financial position.

The following table reconciles distributable earnings and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings	$120,363	$109,385	$434,047	$439,112
Investment income (loss) (1)	62,801	(86,059)	150,382	(19,496)
Receipts of investment income (loss) (2)	(26,640)	(20,711)	(93,276)	(72,747)
Operating Group income taxes	1,208	686	5,721	4,808

Adjusted net income	157,732	3,301	496,874	351,677
Equity-based compensation (3)	(7,369)	(238,013)	(27,353)	(710,563)
Income taxes (4)	(5,801)	(1,328)	(27,493)	(15,920)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (6)	(115)	37	(393)	(404)
OCGH non-controlling interest (7)	(119,235)	199,460	(379,356)	308,181

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	This adjustment eliminates our segment investment income, which under the equity method of accounting is initially largely non-cash in nature and is thus not available to fund our operations or make equity distributions.

(2)	This adjustment characterizes a portion of the distributions received from Oaktree and non-Oaktree funds and other investments as receipts of investment income or loss. In general, the income or loss component of a distribution from a fund is calculated by multiplying the amount of the distribution by the ratio of our investment’s undistributed income or loss to our remaining investment balance. In addition, if the distribution is made during the investment period, it is generally not reflected in distributable earnings until after the investment period ends.

(3)	This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to the date of our initial public offering, which is excluded from adjusted net income and distributable earnings because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and distributable earnings are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and distributable earnings.

(5)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(6)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(7)	Because adjusted net income and distributable earnings are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles distributable earnings-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Distributable earnings-OCG (1)	$21,126	$11,776	$66,426	$50,629
Investment income (loss) attributable to OCG	12,597	(13,138)	26,861	(2,998)
Receipts of investment income (loss) attributable to OCG	(5,344)	(3,163)	(17,028)	(11,105)
Distributable earnings-OCG income taxes	1,301	4,136	7,480	13,468
Tax receivable agreements	1,603	825	5,157	2,475
Non-Operating Group other income	—	—	6,260	—
Income taxes of Intermediate Holding Companies	(4,593)	(642)	(21,772)	(11,112)

Adjusted net income-OCG (1)	26,690	(206)	73,384	41,357
Equity-based compensation	(1,478)	(36,337)	(4,845)	(108,386)

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	Distributable earnings-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and distributable earnings attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of distributable earnings to distributable earnings-OCG follows below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Distributable earnings	$120,363	$109,385	$434,047	$439,112
Distributable earnings attributable to OCGH non-controlling interest	(96,218)	(92,685)	(354,591)	(372,136)
Non-Operating Group expenses	(115)	37	(393)	(404)
Distributable earnings-OCG income taxes	(1,301)	(4,136)	(7,480)	(13,468)
Tax receivable agreements	(1,603)	(825)	(5,157)	(2,475)

Distributable earnings-OCG	$21,126	$11,776	$66,426	$50,629

Distributable earnings-OCG per Class A unit	$0.70	$0.52	$2.42	$2.23

The following table reconciles economic net income and adjusted net income to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Economic net income (1)	$368,000	$(443,264)	$750,028	$52,298
Change in accrued incentives (fund level), net of associated incentive income compensation expense (2)	(210,268)	446,565	(253,154)	299,379

Adjusted net income	157,732	3,301	496,874	351,677
Equity-based compensation (3)	(7,369)	(238,013)	(27,353)	(710,563)
Income taxes (4)	(5,801)	(1,328)	(27,493)	(15,920)
Non-Operating Group other income (5)	—	—	6,260	—
Non-Operating Group expenses (6)	(115)	37	(393)	(404)
OCGH non-controlling interest (7)	(119,235)	199,460	(379,356)	308,181

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	Please see Glossary for the definition of economic net income.

(2)	The change in accrued incentives (fund level), net of associated incentive income compensation expense, represents the difference between (a) our recognition of net incentive income when it becomes fixed or determinable, all related contingencies have been removed and collection is reasonably assured, and (b) the incentive income generated by the funds during the period that would be due to us if the funds were liquidated at their reported values as of that date, net of associated incentive income compensation expense.

(3)	This adjustment adds back the effect of equity-based compensation charges for OCGH units issued prior to our initial public offering, which is excluded from adjusted net income and economic net income because it is a non-cash charge that does not affect our financial position.

(4)	Because adjusted net income and economic net income are pre-tax measures, this adjustment adds back the effect of income tax expense which is not included in the calculation of adjusted net income and economic net income.

(5)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of other income of OCG or its Intermediate Holding Companies.

(6)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of expenses that OCG or its Intermediate Holding Companies bear directly.

(7)	Because adjusted net income and economic net income are calculated at the Operating Group level, this adjustment adds back the effect of the net income or loss attributable to OCGH non-controlling interest.

The following table reconciles economic net income-OCG and adjusted net income-OCG to net income (loss) attributable to Oaktree Capital Group, LLC.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands)
Economic net income-OCG (1)	$66,889	$(57,957)	$117,595	$4,710
Change in accrued incentives (fund level), net of associated incentive income compensation expense attributable to OCG	(42,177)	68,176	(45,836)	45,784
Economic net income-OCG income taxes	6,813	(9,678)	24,407	2,708
Income taxes-OCG	(4,835)	(747)	(22,782)	(11,845)

Adjusted net income-OCG (1)	26,690	(206)	73,384	41,357
Equity-based compensation	(1,478)	(36,337)	(4,845)	(108,386)

Net income (loss) attributable to Oaktree Capital Group, LLC	$25,212	$(36,543)	$68,539	$(67,029)

(1)	Economic net income-OCG and adjusted net income-OCG are calculated to evaluate the portion of adjusted net income and economic net income attributable to Class A unitholders. These measures are net of income taxes and expenses that OCG or its Intermediate Holding Companies bear directly. A reconciliation of economic net income to economic net income-OCG follows below.

	Three Months Ended September 30,		Nine Months Ended September 30,
	2012	2011	2012	2011
	(in thousands, except per unit data)
Economic net income	$368,000	$(443,264)	$750,028	$52,298
Economic net income attributable to OCGH non-controlling interest	(294,183)	375,592	(613,893)	(44,476)
Non-Operating Group expenses	(115)	37	(393)	(404)
Non-Operating Group other income	—	—	6,260	—
Economic net income-OCG income taxes	(6,813)	9,678	(24,407)	(2,708)

Economic net income-OCG	$66,889	$(57,957)	$117,595	$4,710

Economic net income-OCG per Class A unit	$2.22	$(2.56)	$4.28	$0.21

The following tables reconcile segment information to consolidated financial data:

	As of or for the Three Months Ended September 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$182,587	$(152,001)	$30,586
Incentive income (1)	59,174	(57,854)	1,320
Investment income (1)	62,801	(54,503)	8,298
Total expenses (2)	(139,084)	(28,936)	(168,020)
Interest expense, net (3)	(7,687)	(3,102)	(10,789)
Other income (expense), net	(59)	—	(59)
Other income of consolidated funds (4)	—	2,358,767	2,358,767
Income taxes	—	(5,801)	(5,801)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(2,069,855)	(2,069,855)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(119,235)	(119,235)

Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$157,732	$(132,520)	$25,212

Corporate investments, at equity (5)	$1,236,710	$(1,108,088)	$128,622

Total assets (6)	$2,266,488	$44,542,839	$46,809,327

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $7,369, (ii) consolidated fund expenses of $21,452 and (iii) expenses incurred by the Intermediate Holding Companies of $115.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Three Months Ended September 30, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$173,585	$(138,868)	$34,717
Incentive income (1)	33,697	(30,931)	2,766
Investment income (loss) (1)	(86,059)	87,667	1,608
Total expenses (2)	(110,348)	(260,544)	(370,892)
Interest expense, net (3)	(7,888)	(3,501)	(11,389)
Other income, net	314	—	314
Other loss of consolidated funds (4)	—	(3,652,805)	(3,652,805)
Income taxes	—	(1,328)	(1,328)
Net loss attributable to non-controlling redeemable interests in consolidated funds	—	3,761,006	3,761,006
Net loss attributable to OCGH non-controlling interest in consolidated subsidiaries	—	199,460	199,460

Adjusted net income/net loss attributable to Oaktree Capital Group, LLC	$3,301	$(39,844)	$(36,543)

Corporate investments, at equity (5)	$1,088,047	$(965,261)	$122,786

Total assets (6)	$2,069,654	$39,588,839	$41,658,493

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $238,013, (ii) consolidated fund expenses of $22,568 and (iii) expenses incurred by the Intermediate Holding Companies of $(37).

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2012
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$562,692	$(470,879)	$91,813
Incentive income (1)	250,861	(244,493)	6,368
Investment income (1)	150,382	(132,699)	17,683
Total expenses (2)	(445,421)	(97,174)	(542,595)
Interest expense, net (3)	(23,914)	(9,725)	(33,639)
Other income, net (4)	2,274	6,260	8,534
Other income of consolidated funds (5)	—	5,795,524	5,795,524
Income taxes	—	(27,493)	(27,493)
Net income attributable to non-controlling redeemable interests in consolidated funds	—	(4,868,300)	(4,868,300)
Net income attributable to OCGH non-controlling interest in consolidated subsidiaries	—	(379,356)	(379,356)

Adjusted net income/net income attributable to Oaktree Capital Group, LLC	$496,874	$(428,335)	$68,539

Corporate investments, at equity (6)	$1,236,710	$(1,108,088)	$128,622

Total assets (7)	$2,266,488	$44,542,839	$46,809,327

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $27,353, (ii) consolidated fund expenses of $69,428 and (iii) expenses incurred by the Intermediate Holding Companies of $393.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The other income, net adjustment represents other income or expenses of OCG or its Intermediate Holding Companies. This amount is attributable to a reduction in the amount of the deferred tax asset associated with our tax receivable agreement, which reduced the tax receivable agreement liability payable to OCGH Unitholders.

(5)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(6)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(7)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.

	As of or for the Nine Months Ended September 30, 2011
	Segment	Adjustments	Consolidated
	(in thousands)
Management fees (1)	$538,256	$(433,486)	$104,770
Incentive income (1)	271,906	(256,851)	15,055
Investment income (loss) (1)	(19,496)	28,142	8,646
Total expenses (2)	(414,192)	(788,731)	(1,202,923)
Interest expense, net (3)	(25,192)	(12,672)	(37,864)
Other income, net	395	—	395
Other loss of consolidated funds (4)	—	(902,056)	(902,056)
Income taxes	—	(15,920)	(15,920)
Net loss attributable to non-controlling redeemable interests in consolidated funds	—	1,654,687	1,654,687
Net loss attributable to OCGH non-controlling interest in consolidated subsidiaries	—	308,181	308,181

Adjusted net income/net loss attributable to Oaktree Capital Group, LLC	$351,677	$(418,706)	$(67,029)

Corporate investments, at equity (5)	$1,088,047	$(965,261)	$122,786

Total assets (6)	$2,069,654	$39,588,839	$41,658,493

(1)	The adjustment represents the elimination of amounts attributable to the consolidated funds.

(2)	The expense adjustments consist of: (i) equity-based compensation charges for OCGH units issued prior to our initial public offering of $710,563, (ii) consolidated fund expenses of $77,764 and (iii) expenses incurred by the Intermediate Holding Companies of $404.

(3)	The interest expense adjustment represents the inclusion of interest expense attributable to non-controlling interests of the consolidated funds and the exclusion of segment interest income.

(4)	The adjustment to other income of consolidated funds primarily represents the inclusion of interest, dividend and other investment income attributable to non-controlling interests of the consolidated funds.

(5)	The adjustment to corporate investments is to remove from segment assets the consolidated funds that are treated as equity method investments for segment reporting purposes.

(6)	The total assets adjustment represents the inclusion of investments and other assets of the consolidated funds, net of segment assets eliminated in consolidation, which are primarily corporate investments in funds and incentive income receivable.